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                                                                    EXHIBIT 99.1
                                                           FOR IMMEDIATE RELEASE

                                                      Contact: Stephen L. Simons
                                                                    Chairman and
                                                         Chief Executive Officer
                                                                  (601) 891-4550

            RIVER OAKS SIGNS LETTER OF INTENT RELATED TO SUBSTANTIAL
                            INVESTMENT IN THE COMPANY
                            -------------------------
              ANNOUNCES RESIGNATION OF JOHNNY WALKER, THE COMPANY'S
               CHIEF OPERATING OFFICER AND CHIEF FINANCIAL OFFICER

Belden, Mississippi (February 18, 1998) - River Oaks Furniture, Inc. (stock symbol: OAKSE) today announced that it has entered a non-binding letter of intent with an investment group related to a substantial investment in the Company. No assurance can be given that a final agreement will be reached.

         The Company also announced that it has accepted the resignation of Johnny C. Walker, Chief Operating Officer and Chief Financial Officer, effective immediately. Mr. Simons said, "We greatly appreciate Johnny's years of service to River Oaks. We wish him well in his new endeavors." River Oaks has begun a search for a new Chief Financial Officer.

         River Oaks designs and manufactures varying styles of upholstered and leather stationary furniture in five plants in the mid South and one in California. Consisting of sofas, loveseats and matching chairs, the products are targeted to different moderate retail price points, with sofas selling from $299 to $1,899. The Company sells its products through a broad distribution network under the brand names River Oaks(R), River Crest(TM) and Gaines(TM).



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